Exhibit 99.1

For Immediate Release

Alexandria Real Estate Equities, Inc. Announces

Public Offering of Senior Notes

PASADENA, Calif. — February 3, 2021 — Alexandria Real Estate Equities, Inc. (“Alexandria” or the “Company”) (NYSE: ARE) today announced that it is commencing an underwritten public offering, subject to market conditions, of two tranches of senior notes (the “notes”). Goldman Sachs & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC will act as joint book-running managers in connection with the public offering. The notes will be unsecured obligations of the Company and fully and unconditionally guaranteed by Alexandria Real Estate Equities, L.P., an indirectly 100% owned subsidiary of the Company.

The Company expects the net proceeds from the first tranche in this offering will be used initially to repurchase or redeem any and all of the Company’s outstanding 4.000% senior notes due 2024 (the “2024 notes”) pursuant to a tender offer announced separately today (the “tender offer”), by redemption or otherwise. The Company expects to use the remainder of these proceeds, if any, for general corporate purposes, which may include the reduction of the outstanding balance on the Company’s unsecured senior line of credit, if any, the reduction of the outstanding indebtedness under the Company’s commercial paper program, if any, the repayment of other debt and selective development, redevelopment or acquisition of properties. In addition, following the initial allocation of the net proceeds described above, the Company intends to allocate an amount equal to the net proceeds from the first tranche to fund, in whole or in part, recently completed and future eligible green projects, which are defined as certain development, redevelopment or tenant improvement projects that have received or are expected to receive Gold or Platinum LEED certification, including the development and redevelopment of such projects. The net proceeds from the second tranche in this offering will be used for general working capital and other general corporate purposes, which may include the reduction of the outstanding balance on the Company’s unsecured senior line of credit, if any, the reduction of the outstanding indebtedness under the Company’s commercial paper program, if any, the repayment of other debt and selective development, redevelopment or acquisition of properties.

The notes are being offered pursuant to an effective registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s notes, nor shall there be any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the prospectus supplement relating to this offering, when available, may be obtained by contacting: Goldman Sachs & Co. LLC, Attn: Prospectus Department, at 200 West Street, New York, NY 10282, by telephone at (866) 471-2526, by fax at (212) 902-9316 or by email at: prospectus-ny@ny.email.gs.com; BofA Securities, Inc., NC1-004-03-43, Attn: Prospectus Department, at 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001 or by email at dg.prospectus_requests@bofa.com; Citigroup Global Markets Inc. c/o Broadridge Financial Solutions, at 1155 Long Island Avenue, Edgewood, NY 11717, by toll-free telephone at (800) 831-9146 or by email at prospectus@citi.com; or J.P. Morgan Securities LLC, Attn: Investment Grade Syndicate Desk, at 383 Madison Avenue, 3rd Floor, New York, NY 10179 or by telephone (collect) at (212) 834-4533.

Alexandria, an S&P 500® urban office real estate investment trust, is the first, longest-tenured and pioneering owner, operator and developer uniquely focused on collaborative life science, technology and agtech campuses in AAA innovation cluster locations. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland and Research Triangle.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding the Company’s offering of the notes and its intended use of the proceeds. These forward-looking statements are based on the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by the Company’s forward-looking statements as a result of a variety of factors, including, without limitation, the risks and uncertainties detailed in its filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update this information. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in the Company’s forward-looking statements, and risks and uncertainties to the Company’s business in general, please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q.

CONTACT: Sara Kabakoff, Vice President – Communications, (626) 788-5578, skabakoff@are.com

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